As filed with the Securities and Exchange Commission on June 20, 2002

                                                      Registration No. 333-81922
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          PRE-EFFECTIVE AMENDMENT NO. 5


                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           NATIONAL PIZZA CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                        5142                   43-1941213
(State or Other Jurisdiction of       (Primary Standard         (I.R.S. Employer
 Incorporation or Organization)   Industrial Classification      Identification
                                         Code Number)               Number)


                              759 Cedar Field Court
                           Town and Country, MO 63017
                                 (314) 991-1192
          (Address and telephone number of principal executive offices and principal place of business)


                                  Hershey Moss
                           National Pizza Corporation
                              759 Cedar Field Court
                           Town and Country, MO 63017
                                 (314) 991-1192
            (Name, address and telephone number of agent for service)

                                 With copies to:
                            Adam S. Gottbetter, Esq.
                             Kevin F. Barrett, Esq.
                        Kaplan Gottbetter & Levenson, LLP
                                630 Third Avenue
                          New York, New York 10017-6705
                                 (212) 983-6900

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

================================================================================

                         CALCULATION OF REGISTRATION FEE

=======================================================================================
                                                               Proposed
                                                Proposed        Maximum       Amount
                                  Amount         Maximum       Aggregate        of
  Title of Each Class of          to be      Offering Price     Offering   Registration
Securities To Be Registered     Registered   Per Security(1)    Price(1)        Fee
---------------------------------------------------------------------------------------
Common Stock, $.001 par value    2,319,000        $.10         $231,900         $22
TOTAL                            2,319,000        $.10         $231,900         $22
=======================================================================================

(1) Estimated solely for purposes of calculating the registration fee.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                              CROSS REFERENCE SHEET

Cross Reference Sheet Showing Location in Prospectus of Information Required by Items of the Form Pursuant to Rule 404(a)

               Form SB-2 Item No. and Heading                           Prospectus Caption
               ------------------------------                           ------------------
1.   Front of Registration Statement and Outside
       Front Cover of Prospectus .......................   Facing Page of Registration Statement; Outside
                                                           Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages of
       Prospectus ......................................   Inside Front Cover Page of Prospectus; Outside
                                                           Back Cover Page of Prospectus

3.   Summary Information and Risk Factors ..............   Prospectus Summary; Risk Factors

4.   Use of Proceeds ...................................   Use of Proceeds

5.   Determination of Offering Price ...................   Outside Front Cover Page of Prospectus; Risk Factors

6.   Dilution ..........................................   Not Applicable

7.   Selling Security Holders ..........................   Prospectus Summary; Plan of Distribution;
                                                           Selling Stockholders

8.   Plan of Distribution Outside Front Cover Page
       of Prospectus; ..................................   Prospectus Summary; Plan of Distribution;
                                                           Selling Stockholders

9.   Legal Proceedings .................................   Business

10.  Directors, Executive Officers, Promoters
       and Control Persons .............................   Management

11.  Security Ownership of Certain Beneficial Owners
       and Management ..................................   Principal Stockholders

12.  Description of Securities .........................   Description of Securities

13.  Interest of Named Experts and Counsel .............   Experts; Legal Matters

14.  Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities ..   Disclosure of Commission Position on
                                                           Indemnification for Securities Act Liabilities

15.  Organization with Last Five Years .................   Business; Certain Transactions

16.  Description of Business ...........................   Business; Risk Factors

17.  Management's Discussion and Analysis or Plan
       of Operation ....................................   Plan of Operation

18.  Description of Property ...........................   Business

19.  Certain Relationships and Related Transactions ....   Certain Transactions

20.  Market for Common Equity and Related Stockholder
       Matters .........................................   Outside Front Cover Page of Prospectus
                                                           Prospectus Summary; Risk Factors; Market for
                                                           Common Equity and Related Stockholder Matters;
                                                           Description of Securities;

                                                           Plan of Distribution

21.  Executive Compensation ............................   Executive Compensation; Certain Transactions

22.  Financial Statements ..............................   Financial Statements

23.  Changes in and Disagreements with Accountants
       on Accounting and Financial Disclosure ..........   Not Applicable

PROSPECTUS

                  SUBJECT TO COMPLETION DATED ___________, 2002

                           NATIONAL PIZZA CORPORATION

                        2,319,000 Shares of Common Stock

This prospectus relates to the resale of up to 2,319,000 shares of our common stock by our shareholders who are hereinafter referred to as Selling Shareholders. The selling stockholders will sell the shares from time to time at $.10 per share until our shares are quoted on the Over the Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our common stock will be included on the OTCBB. See "Plan of Distribution" beginning on page 29. We will not receive any proceeds from any sales made by the selling stockholders but will pay the expenses of this offering which are estimated to be an aggregate of $71,522. This is the initial registration of any of our shares.

No public market presently exists for our common stock. We intend to list our shares on the OTC Bulletin Board under the symbol NPZZ.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN RISK FACTORS BEGINNING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________, 2002

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary.............................................................3
Selected Financial Information.................................................4
Where You Can Get More Information.............................................5
Forward Looking Statements.....................................................6
Risk Factors...................................................................7
     Risks Related to Our Business.............................................7
     Risks Related to Our Financial Condition..................................9
     Risks Related to this Offering............................................9
Use of Proceeds...............................................................11
Market for Our Common Stock and Related Stockholder Matters...................12
Capitalization................................................................12
Dividend Policy...............................................................12
Plan of Operation.............................................................13
Business......................................................................13
Management....................................................................18
Executive Compensation........................................................20
Certain Relationships and Related Transactions................................21
Security Ownership of Certain Beneficial Owners and Management................21
Selling Stockholders..........................................................22
Description of Securities.....................................................26
Plan of Distribution..........................................................28
Shares Eligible for Future Sale...............................................29
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities..................................................30
Legal Matters.................................................................32
Experts.......................................................................32
Additional Information........................................................32
Index to Consolidated Financial Statements....................................32

                               PROSPECTUS SUMMARY

This summary highlights important information about our business and about this offering. Since it's a summary, it doesn't contain all the information you should consider before purchasing our common stock. In this prospectus, unless the context requires otherwise, we and us refer to National Pizza Corporation ("NPCO") and its wholly owned subsidiary, HMAP Food Services Corporation.

OUR BUSINESS

We are a development stage company. Most of our activities to date have been devoted to organizational activities, raising capital, developing a marketing plan, and developing relationships with frozen fast food suppliers and makers of pizza ovens. We have not commenced commercial operations, have had no operating revenues and have financed all of our activities from sales of our common stock to affiliated parties and private investors. More detailed information respecting these sources of funding can be found in the Business section of this prospectus. We are a holding company that will conduct operations through our wholly owned subsidiary, HMAP Food Services Corporation, a Delaware corporation formed on October 11, 2001 (formed as NPC Service Corporation, its name was changed to HMAP Food Services Corporation on April 11, 2002). NPCO was formed in Delaware on September 7, 2001 to sell pizza ovens and prepared frozen fast food products (the Food Products), including pizza, through a distribution network we intend to establish throughout the United States. The pizza ovens and Food Products will be manufactured for us by third parties. We will sell our Food Products and pizza ovens to distributors who in turn will sell the Food Products to retail outlets for resale to their customers. We will not operate any retail outlets or serve consumers directly. The distributors will enter into consignment agreements with the retail locations. These agreements will provide that the consignees purchase their pizza and other frozen fast food products from the distributor and that ownership of the pizza ovens will remain with the distributor. Initially, we expect to limit our distribution network to the states of Missouri, Kansas, and Illinois. We expect to commence commercial operations, including the sale of distributorships, by the fourth quarter of 2002. As of the date of this Registration Statement, however, we have not entered into any contracts with distributors. Our executive offices are located at 759 Cedar Field Court, Town and Country, Missouri 63017. See Description of Business.

As at March 31, 2002 we had incurred losses since inception of $54,285. These losses can be expected to continue unless and until we successfully commence commercial operations through the establishment of a distribution network for our Food Products. No assurance can be given that we will successfully establish a distribution network or if established, that we will effectively manage all aspects of our anticipated growth and achieve profitability. More detailed information respecting our proposed operations can be found in our Plan of Operation. Before and after this offering our management will own a majority of our outstanding shares. Consequently our management will have the power to approve corporate transactions and control the election of all of our directors and other issues for which the approval of our Shareholders is required. See RISK FACTORS - Management Will Continue To Control Us After The Public Offering And Their Interests May Be Different From And Conflict With Yours.

The Offering

Common Stock Offered By The Selling
  Stockholders .......................  The selling stockholders are offering up to 2,319,000 shares of our common stock.
                                        The selling stockholders may offer their shares directly to investors or, if a public market develops for our common stock, they may sell their shares through brokers.

Proposed Symbol and Trading Market ...  NPZZ on the OTC Bulletin Board.

Risk Factors .........................  The shares offered hereby involve a high degree of risk. You should carefully
                                        review the entire prospectus and
                                        particularly, the section entitled Risk
                                        Factors beginning on page 7.

Use of Proceeds ......................  We will not receive any of the  proceeds from the sale of the shares offered by
                                        the selling stockholders.

                         SELECTED FINANCIAL INFORMATION

The following table sets forth selected financial information regarding NPCO for the period ended March 31, 2002. All of this information was derived from our audited financial statements appearing elsewhere in this prospectus. However, only the financial information through December 31, 2001 is audited, the financial information for the period ended March 31, 2002 is unaudited. In the opinion of management, the financial information for the period ended March 31, 2002 contains all adjustments, consisting only of normal recurring accruals necessary for the fair presentation of the results of operations and financial position for such period. You should read this selected financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.

Income Statement Data:

                                                                  Three-Month
                                                                  Period Ended
                                                                 March 31, 2002
                                                                 --------------

Revenues                                                          $        0
Net Income (Loss)                                                 $  (47,315)
Net Earnings (Loss) Per Share                                          (0.01)
Weighted Average Number of Shares                                  6,087,500
Outstanding

Balance Sheet Data:

     March 31, 2001
     --------------

Current Assets                                                    $  151,871
Total Assets                                                         177,631
Current Liabilities                                                   41,947
Total Liabilities                                                     41,947
Stockholders' Equity                                                 135,684

                       WHERE YOU CAN GET MORE INFORMATION

At your request, we will provide you, without charge, with a copy of any information incorporated by reference in this prospectus. If you want more information, write or call us at:

National Pizza Corporation 759 Cedar Field Court Town and Country, MO 63017
Telephone: (314) 991-1192 Fax: (314) 991-1226

Our fiscal year ends on December 31. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly, and current reports, or other information with the SEC as required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

                           FORWARD LOOKING STATEMENTS

This prospectus contains statements which represent our expectations or beliefs for the future. Forward looking statements include statements about the future of the fast food industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus forward looking statements are generally identified by the words believe, expect, anticipate, estimate, project, intend, and similar expressions. These statements by their nature involve substantial risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those expressed in, contemplated by or underlying any forward-looking statements. Statements in this prospectus, including without limitation those contained in the sections entitled Risk Factors, Plan of Operation, Business, and in the Notes to our Financial Statements, describe factors, among others, that could contribute to or cause such differences.

                                  RISK FACTORS

The securities offered by this prospectus are speculative and involve a high degree of risk. Accordingly, you should carefully consider the following factors before making a decision to invest.

RISKS RELATED TO OUR BUSINESS

WE HAVE NO OPERATING HISTORY FOR YOU TO USE TO EVALUATE OUR BUSINESS AND OUR RESULTS MAY BE WEAK RESULTING IN YOUR LOSING YOUR ENTIRE INVESTMENT.

We were formed on September 7, 2001 to sell pizza ovens and prepared frozen fast food products to distributors to be located throughout the United States. We have not yet entered into any agreements with distributors for our products. No assurance can be given that we will establish our intended distribution network. We expect to commence commercial operations, including the establishment of distributorships, by the fourth quarter of 2002, although no assurance can be given that this will prove to be the case. Accordingly, we have no direct performance history on which you can evaluate our future performance. We are at an early stage of development and it is possible that we may not achieve the revenues that we anticipate. If that occurs our ability to operate on a profitable basis will suffer. Before investing, you should carefully evaluate the risks, uncertainties, expenses and difficulties frequently encountered by early stage companies.

WE NEED TO INITIATE OUR MARKETING AND SALES OPERATIONS. THESE ACTIVITIES WILL STRAIN OUR LIMITED RESOURCES, AND FAILURE TO EFFECTIVELY MANAGE THE IMPLEMENTATION AND GROWTH OF OUR BUSINESS COULD DISRUPT OUR OPERATIONS AND PREVENT US FROM GENERATING THE REVENUES WE EXPECT.

We will have to commence our marketing and sales operations in order to successfully implement our business strategy. This will involve the establishment of manufacturing and marketing infrastructures and the development of efficient delivery systems. Because we have only recently been formed and have yet to make any product sales or enter into any distribution agreements, these infrastructures and systems are not yet fully in place. If we are successful in commencing commercial operations, we may then experience rapid growth, requiring us to manage multiple relationships with various wholesalers of our products, vendors of supplies and raw materials, and other third parties. The implementation of operations and the subsequent expansion of such operations which may follow can be expected to strain our management, operational, financial, and technological resources. If we fail to manage our growth in a manner that minimizes these strains on our resources it could disrupt our operations and ultimately prevent us from generating the revenues we expect. The successful implementation and growth of our business will also depend on our ability to attract and retain qualified employees and consultants, particularly marketing and sales personnel. If we fail to manage our growth successfully, we may not be able to compete in our very competitive market, lose revenue and profits and ultimately not be able to operate.

WE HAVE NO PRODUCTS RIGHT NOW AND IF WE ARE UNABLE TO ACHIEVE BROAD MARKET ACCEPTANCE OF THE PRODUCTS UNDER DEVELOPMENT, OUR ANTICIPATED FUTURE REVENUE GROWTH AND PROFITABILITY WILL SUFFER.

We have yet to make any sales of frozen pizzas or pizza ovens which are our only products. We have no potential sources of revenues from anything other than anticipated sales of distributorships involving our sale of frozen pizzas and pizza ovens to distributors along with certain proposed accessory products for resale and delivery by them to retail outlets. We have not conducted any formal market studies regarding the probable market acceptance of our distributorships and products and we therefore have no basis for predicting potential demand. Accordingly, we cannot give any assurance that sufficient market penetration can be achieved so that we can operate profitably. If we are unable to sell distributorships, or if their acceptance develops more slowly than expected, our business will be materially and adversely affected. See Business - Sales and Marketing.

AFTER WE HAVE INTRODUCED OUR PIZZA PRODUCTS TO MARKET, IF WE ARE UNABLE TO COMPETE EFFECTIVELY WITH SELLERS OF FROZEN PIZZA AND OTHER FROZEN AND NON-FROZEN FAST FOOD PRODUCTS, WE WILL NOT BE ABLE TO GENERATE REVENUES OR PROFITS.

Our ability to generate revenues and operate profitably will be directly related to our ability to compete effectively with sellers of frozen pizza and other frozen and non-frozen fast food products. Although we believe that we can effectively compete on the basis of price and quality, we will face competition from fast food sellers, virtually all of whom are larger than we are, and have substantially more assets and resources than we have. Our future success will depend, to a significant extent, on a number of factors, including the public's acceptance of our products and our ability to successfully develop and exploit such acceptance. We can give no assurance that we will be able to overcome the competitive disadvantages we face as a small company with limited capital and without a history of successfully developing and marketing frozen fast food products. See Business - Competition.

OUR NON-EXCLUSIVE DISTRIBUTORS MAY COMPETE WITH US, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR ABILITY TO SUCCEED.

NPCO plans to develop and sell to non-exclusive distributors. These distributors will be free to distribute products directly from our manufacturers or other suppliers, including competitors and thus may compete with us. This would have a negative impact on our ability to succeed.

OUR FUTURE SUCCESS IS DEPENDENT ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR EXECUTIVE OFFICERS AND OUR KEY EMPLOYEES WHO WORK PART-TIME, AND OUR ABILITY TO ATTRACT AND RETAIN SKILLED PERSONNEL.

Our performance and future operating results are substantially dependent on the continued service and performance of Hershey Moss, our president, treasurer and chief executive and accounting officer, and Andrew S. Peck, our vice president and secretary. To the extent that the services of such persons become unavailable and the fact that both Mr. Moss and Mr. Peck work part-time although ours is a development stage business, our business or prospects may be adversely affected. Should we be required to do so, we do not know whether we would be able to employ equally qualified persons to replace any of these persons. We do not currently maintain key man insurance for any of our executive officers or other key employees and do not intend to obtain this type of insurance following the completion of this offering. If we are successful in implementing and developing our business, we will require additional managerial, administrative and support personnel. Competition for highly-qualified personnel is intense, and we cannot assure that we can retain our key employees or that we will be able to attract or retain qualified personnel in the future. The loss of the services of any of our management or other key employees and our inability to attract and retain other necessary personnel could have a material adverse effect on our financial condition, operating results, and cash flows. See Management.

RISKS RELATED TO OUR FINANCIAL CONDITION

WE MAY NEED FINANCING WHICH MAY NOT BE AVAILABLE AND, IF AVAILABLE, MIGHT ONLY BE AVAILABLE ON UNFAVORABLE TERMS.

While we believe we have sufficient capital for the next twelve months, presently unanticipated occurrences and expenses may make it necessary for us to raise funds through equity or debt financings until such time, if ever, as we are able to operate profitably. In the event that we do require such outside funding, there is no assurance that we will be able to obtain it on terms beneficial to us, if at all. Should that occur, we might be prevented from commencing commercial operations or, if we have begun commercial operations, we might have to curtail or cease them. See Plan of Operation.

WE HAVE INCURRED LOSSES FROM INCEPTION AND EXPECT TO CONTINUE TO INCUR LOSSES UNLESS AND UNTIL WE SUCCESSFULLY COMMENCE COMMERCIAL OPERATIONS.

As of December 31, 2001 we had incurred losses since our inception of $6,970. We have had no operating revenues and have not yet commenced commercial operations. Although we expect to commence commercial operations during the first quarter of 2002, no assurance can be give that will do so or if commenced that we will achieve profitability. Our failure to commence commercial operations and achieve profitability could result in our being forced to shut down.

RISKS RELATED TO THIS OFFERING

THERE HAS BEEN NO PRIOR PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT QUALIFY FOR NASD OVER-THE-COUNTER ELECTRONIC BULLETIN BOARD INCLUSION. UNLESS SUCH MARKET DEVELOPS, YOU MAY NOT BE ABLE TO SELL YOUR SHARES AND EVEN IF SUCH MARKET SHOULD DEVELOP, OUR STOCK PRICE MAY DECLINE AFTER THIS OFFERING.

There has been no public market for our common stock and our common stock is not presently listed for trading on any recognized exchange or market. While we expect that our common stock will be traded in the over-the-counter market and quoted on the OTC Bulletin Board, an active trading market may not develop or be maintained. Even if a market for our common stock does develop, the market price of the common stock may be highly volatile. Failure to develop or maintain an active and reliable trading market could negatively affect the price of our shares and even make it impossible for you to sell your shares. Upon completion of this offering, we will attempt to have our common stock eligible for quotation on the Over-the-Counter Electronic Bulletin Board (OTCBB or Bulletin Board). OTCBB eligible securities includes securities not listed on NASDAQ or a registered national securities exchange in the U.S. We have engaged a broker-dealer to file a Form 211 with the National Association of Securities Dealers (NASD) in order to allow for quotation of our common stock on the OTCBB. The market maker has committed to make a market in our securities once the Form 211 clears with the NASD. Public Securities, Inc. ("Public") filed a Form 211 on behalf of NPCO in March, 2002. There is no arrangement between NPCO and Public.

For more information on the OTCBB see its website at www.otcbb.com. If for any reason, however, our shares are not eligible for quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their shares should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the pink sheets. As a result, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our shares. In addition, the price of our shares may vary due to general economic conditions and forecasts, our general business condition, and the release of our financial reports.

SALES OF SHARES ELIGIBLE FOR FUTURE SALE COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We presently have issued and outstanding 6,087,500 shares of our common stock. 2,319,000 of these 6,087,500 shares will be freely tradeable by the selling shareholders (see Selling Shareholders). The balance of 3,768,500 presently issued and outstanding shares are restricted from immediate resale but may be sold into the market in the future. Should a market for our common stock develop, we are unable to predict the effect that resales made by selling shareholders pursuant to this prospectus, or by other shareholders under Rule 144, may have on the then prevailing market price of our common stock. It is likely, however, that market sales of large amounts of these or other shares after this offering, or the potential for those sales even if they do not actually occur, will have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop. See Description of Securities - Shares Eligible for Future Sale.

OUR BOARD OF DIRECTORS CAN ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WITHOUT THE CONSENT OF ANY OF OUR SHAREHOLDERS; THIS COULD RESULT IN THE DILUTION OF YOUR VOTING POWER AND COULD DECREASE THE VALUE OF YOUR SHARES.

We presently have 43,912,500 authorized but unissued shares of common stock. Our board of directors has the power to issue any or all of these 43,912,500 shares without shareholder approval. If we issue any additional common shares, the percentage of ownership and the voting power of each other common share will be proportionately reduced and the book value or market price of the outstanding common shares could also be reduced. See Description of Securities.

OUR PRINCIPAL SHAREHOLDER WILL CONTINUE TO CONTROL US AFTER THIS OFFERING; HIS INTERESTS MAY BE DIFFERENT FROM AND CONFLICT WITH YOURS.

The interests of management could conflict with the interests of our other stockholders. After this offering, Hershey Moss, our chairman, president and chief executive and accounting officer will beneficially own, approximately 65.7% of our outstanding common stock. Accordingly, he will have the power to approve corporate transactions and control the election of all of our directors and other issues for which the approval of our shareholders is required. This concentration of ownership may also delay, deter or prevent a change in control of our company and may make some transactions more difficult or impossible to complete without the support of these stockholders. As a result, if you purchase shares of our common stock in this offering, you may have no effective voice in our management. See Principal Stockholders and Certain Transactions.

OUR MAJORITY SHAREHOLDERS WILL BE ABLE TO TAKE SHAREHOLDER ACTIONS WITHOUT GIVING PRIOR NOTICE TO ANY OTHER SHAREHOLDERS. THEREFORE, YOU WILL NOT HAVE ADVANCE NOTICE OF ACTIONS WHICH YOU MAY BELIEVE ARE BAD FOR YOUR INVESTMENT IN THE COMPANY.

We are not, and after the offering, we will not be, subject to the SEC Proxy Rules. We will therefore be able to take any shareholder action which requires the approval of the shareholders by obtaining the consent of the holders of the majority of our shares. We will not have to give any of the other shareholders prior notice or a chance to vote. Our only obligation will be to notify the other shareholders promptly after the action has been taken. Therefore, you will not have advance notice of actions which you may believe are bad for your investment in NPCO. As a result, you will not be able to take any preventive measures, such as selling your shares, before the action is effective.

                                 USE OF PROCEEDS

The selling shareholders are selling their shares covered by this prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of their shares.

                         MARKET FOR OUR COMMON STOCK AND
                           RELATED STOCKHOLDER MATTERS

Before this offering, there has been no public market for our common stock and there can be no assurance that a public market for our common stock will develop after this offering. We anticipate that our common stock will be traded on the OTC Bulletin Board. No assurance can be given however, that this will prove to be the case. Public Securities, Inc., a broker-dealer, filed a Form 211 in March, 2002 with the National Association of Securities Dealers, Inc. (NASD) in order to allow for the quotation of our common stock on the OTC Bulletin Board. There is no arrangement between NPCO and Public Securities, Inc.

Prior to this offering, we have 6,087,500 shares of common stock issued and outstanding held by approximately 35 persons. 2,319,000 shares will be freely tradeable by the selling stockholders in connection with this offering.

We have never paid dividends on our common stock. There are no restrictions that limit our ability to pay dividends on our common stock or that are likely to do so in the future. Despite the foregoing, for the foreseeable future, it is anticipated that any earnings which may be generated from our operations will be used to finance our growth and that cash dividends will not be paid to stockholders.

                                 CAPITALIZATION

The following table sets forth the capitalization of NPCO as at March 31, 2002.

                                                                 March 31, 2002
                                                                 --------------
Stockholders' equity
Common stock, $.001 par value;
50,000,000 shares authorized,
6,087,500 shares outstanding,                                      $   6,088

Preferred Stock, $.001 par value;
5,000,000 shares authorize                                         $       0
0 shares outstanding,

Additional paid-in capital                                         $ 183,881
Accumulated deficit                                                $ (54,285)
Total stockholders' equity                                         $ 135,684

                                 DIVIDEND POLICY

We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock, but to retain our earnings, if any, for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors as our board of directors deem relevant.

                                PLAN OF OPERATION


The following discussion of our plan of operation for the next twelve months should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including our financial statements included elsewhere in this Prospectus. Our plan of operation for the next twelve months involves
(i) commencing commercial operations beginning shipments of product to Missouri, Kansas and Illinois by the fourth quarter of 2002; (ii) implementing our sales and marketing strategies; (iii) entering into distributorship agreements; (iv) hiring marketing and sales personnel; and (v) contracting with manufacturers of pizza ovens and frozen pizza. We expect the cost of this to be negligible as product will be shipped directly from the manufacturer, we will have no inventory or warehousing expenses. In the Fall of 2002 NPCO plans to start placing advertisements in certain regional newspaper in Chicago, IL, Peoria, IL, Bloomington, IL, St. Louis, MO, Springfield, MO, Kansas City, MO, Kansas City, KS, Wichita, KS, and Topeka, KS. The cost of this advertising is expected to be between $2,000 and $3,000 and will be paid for from the proceeds of our recent private placement offering which was completed in December of 2001. Sales and marketing personnel will work on a commission basis.

Our general and administrative expenses increased to $47,868 during the three-month period ended March 31, 2002, compared to $7,211 for the three-month period ended December 31, 2001. This increase was largely due to legal fees of $41,000 related to the preparation of this prospectus. See our Financial Statements for more information.

We were recently formed and will not achieve revenues until we successfully commence commercial operations. Our only employees at the present time are our two executive officers. Employee levels will increase as we engage distributors and expand our operations. (See Business - Employees.) Our current cash and cash equivalent assets together with expected revenues from operations should be sufficient to satisfy our cash requirements during the next 12 months. Notwithstanding the foregoing, presently unforeseen circumstances may require us to seek financing during the period. In the event we do require financing there is no assurance that we will be able to obtain it on terms beneficial to us, if at all.

                                    BUSINESS

OVERVIEW

We have not commenced commercial operations but expect to do so by the fourth quarter of 2002. We have had no operating revenues and have financed all of our activities from sales of our common stock to affiliated parties and private investors. These activities have included organizational matters, raising capital, developing a marketing plan, and developing relationships with frozen fast food suppliers and makers of pizza ovens though we have not yet begun negotiating with any frozen food suppliers. During the period October 22, 2001 through December 19, 2001 we engaged in a private offering of our common stock at a price of $.10 per share. The offering was made in compliance with Rule 506 of Regulation D of the General Rules and Regulations under the Securities Act of 1933, as amended. Shares were offered and sold solely to accredited investors as such term is defined in Rule 501(a) of Regulation D. An aggregate of 2,037,500 shares were sold to 33 persons resulting in gross proceeds of $203,750.

We were incorporated in Delaware on September 7, 2001 to develop and sell to independent non-exclusive distributors, for resale and delivery by them to retail outlets, prepared frozen fast food products. These distributors will be free to distribute products directly from our manufacturers or other suppliers including competitor and thus may compete with us. Our initial frozen fast food product will be pizza. We expect to introduce other frozen fast food products to our product line in or about the third quarter of 2003. These products are expected to include Italian, Chinese and Mexican foods. Each distributor will receive a starter kit that includes 20 pizza ovens, 120 dozen frozen pizzas, paper goods and advertising materials. The initial distributorship fee of $8,500 will also include training and start up assistance from our salespeople. Our pizza ovens are simple but efficient. They are able to bake one large or two small pizzas in 5 to 8 minutes. They have a calibrated bell timer which provides automatic heat controls. These ovens are designed to not overbake our products or waste heat. They are fully insulated and completely enclosed. The ovens have a stainless steel exterior and have dimensions of 20 1/2 by 18 by 8 1/2. We have no formal agreement with the oven manufacturer but anticipate obtaining them from Nova Industries in Franklin, Wisconsin. We have purchased one oven from Nova Industries to test, we were satisfied with it. Nova Industries has indicated that they will sell the ovens to us at $95 per oven with purchases of 500 ovens. These terms are not guranteed. We believe that we can obtain the ovens from other sources on similar terms, if necessary. We expect to generate revenues from five sources including: (i) sales of distributorships; (ii) sales of additional ovens; (iii) sales of additional frozen pizzas; (iv) sales of other frozen fast food products; and (v) sales of ancillary materials such as paper goods and advertising materials.

Under the new operating program developed by Mr. Moss, we will be relying on outsourcing with regard to manufacture of the pizza ovens and the preparation, packaging and distribution of the pizzas and other frozen fast food products we intend to develop in the future for sale to distributors including Italian, Chinese and Mexican food. Currently, the specifications of the ovens have been completely worked out. We will sell the ovens and fast food products directly to distributors. The distributors will in turn, contract with retail locations, for the sale of the fast food products. The distributors will retain ownership of the pizza ovens but will place them with the contracting retail locations without charge. Targeted retail outlets will include bowling alleys, airports, bus and train stations, country clubs, motels, cafeterias, swimming pools, parks, ice cream parlors, drive-in restaurants, and bar and grills. As the thrust of our business plan is the outsourcing of product delivery, our development process focuses primarily on the planning and coordination needed to outsource products.

The technical plans for the manufacture of the ovens are completed and we are ready to begin ordering the ovens from an outside manufacturer. We have identified the manufacturer for the ovens, but have not yet entered into a formal agreement with the manufacturer. That information will be disclosed after it has been finalized. We anticipate ordering the ovens and food product in the Fall of 2002. We do not anticipate any initial negotiation process with potential suppliers. We believe that the ovens and food product are readily available from suppliers at acceptable terms.


NPCO will hire independent contractors to locate the initial 20 locations for each distributor. We anticipate that this will take 3 to 7 days to locate 20 locations. Locations that will be targeted are those that do not currently sell pizzas. We will not rely on displacing other pizza sellers. We will pay these independent contractors $25 per location found. Our sales representatives will also be independent contractors working on commission. We have entered into discussions with 2 appropriate individuals to be sales representatives. They have not yet been hired, though, we plan to begin hiring by September, 2002. They will earn $2,550 for each distributor that signs up. This $2,550 commission fee will be paid from the $8,500 business opportunity fee charged to each distributor. The distributors will contract directly with the retail locations. We anticipate accomplishing this in time to begin operations by the fourth quarter of 2002. We believe that distributors will benefit from purchasing ovens and food products from NPCO because we plan to purchase in larger volumes than most individual distributors are able to, and thus NPCO purchases at a lower price per unit, and NPCO can then sell to the distributors at a lower price.


The distributors will be trained to locate suitable retail locations and promote the products they intend to sell to such retail locations. Training will take place on location in the area from or near which the distributor will operate. It is presently expected that each distributor will have a minimum of twenty locations, with each location purchasing our frozen fast food products from such distributor on a bi-monthly basis. We intend to locate the initial 20 locations for each distributor. Once the distributor places an oven, he will be responsible for taking purchase orders from his customers and delivering the purchased products. Each distributor's revenue will be based upon the distributor's volume of product sales. We intend to supply each distributor with ancillary material to promote our products including signs, paper goods, pizza cutters and spices. We have not entered into an agreement with any distributors.

We do not have any plans to pursue a business combination with another entity in the near future.

NPCO will seek to generate revenue from five sources, sale of the franchise distributorship, sale of additional ovens, sale of frozen pizzas, sale of other frozen fast products and sale of ancillary material (paper goods, advertising materials, and utensils). Each distributor will get 20 ovens in the starter kit.

SALES AND MARKETING

We intend to utilize a dual marketing approach. This approach will involve trade show presentations and direct advertising through local newspaper ads. Our marketing plan will be administered by a sales staff which is expected to reach 4 in number by the end of 2002 and 10 in number, including 6 in-house sales persons, by the end of 2003. Our sales people will be compensated through a combination of salary and commission. Commissions will be based on the number of distributors they are able to recruit. Our sales force will be trained to assist the distributor's start up operation including the location of retail locations to which our products will be sold by the distributors, and find office space and storage facilities for the food products and supplies. Our initial target area for operation consists of the states of Missouri, Kansas and Illinois. By the middle of 2004 we intend to be operating throughout the continental United States although no assurance can be given that this will prove to be the case. We intend to expand nationally by advertising the products in print and possibly broadcast media, by attending trade shows targeted to food distributors and incentive programs offered to distributors. The advertising campaign is initially a print campaign in three states. The Wall Street Journal has quoted rates of $112.28 for the Chicago, IL edition for a single one inch advertisement containing 14 lines, a similar advertisement in the St. Louis, MO Wall Street Journal edition is $72.52. The total estimated advertising cost is $25,000. The cost of the trade shows will be approximately $5,000 to build a trade show booth and for its carry case, and approximately $5,000 for each trade show fee. We expect to have the trade show booth completed by September, 2002. We expect to attend approximately 5 trade shows per year. We expect to begin attending trade shows by the Fall of 2002. The total cost for the next 12 months will be approximately $30,000. The advertising and trade show costs will be funded through the proceeds of the recent private offering of our equity, which concluded in December, 2001, and through revenue from sales, if any.

Beginning in the third quarter of year two, NPCO plans to introduce other frozen fast food products into the marketplace. These products will include Italian, Chinese and Mexican food. The new products will be sold to the distributor for $24.00 per case. Ancillary materials include paper goods, advertising materials, spices and utensils.

EMPLOYEES

Our only employees at the present time are our two executive officers. We plan to add additional employees, as required, for the expanded operation of our business. See Plan of Operation.

CUSTOMERS

We do not expect any single customer to account for a significant portion of our revenues.

COMPETITION

NPCO is not aware of any other companies with a similar business model (providing business opportunities for distributors to distribute ovens and sell pizza and other frozen food products), though they may exist.


NPCO's business may be expected to compete with fast food suppliers including frozen fast food suppliers and generally NPCO will compete with fast food restaurants. Competition in this market is intense. Most of these suppliers will have greater financial, technical, and human resources than we do. There can be no assurance that we will be able to successfully compete with them. NPCO believes that outsourcing will keep its costs down and therefore enable it to deliver a competively priced product. In addition to competing on price, NPCO believes that its choice of retail locations will help NPCO compete effectively by providing convenience to dinners.

SUPPLIES AND SUPPLIERS


Our primary products will be pizza ovens and frozen fast food products. These will be manufactured for us by third parties. The prices charged to us by third parties for such products are expected to remain stable in the near term. Increases that may occur are expected to be small although no assurance can be given that this will prove to be the case. Each category of products has several competing suppliers. We expect all required products to be readily available in sufficient quantities and to be of required quality. No contracts have been entered into to obtain pizza ovens or food product. NPCO believes that it can obtain these items from several sources, and may initially seek to obtain the pizza ovens from Nova Industries in Franklin, Wisconsin and the food product from Pizza Corner Frozen Pizza in Valley City, North Dakota. We have ordered and received two cases of pizzas (containing 24 pizzas) from Pizza Corner Frozen Pizza. We have tested the product and it is satisfactory. Pizza Corner Frozen Pizza has confirmed that they can meet our potential supply needs. However if any required products were not available, it would have a material adverse effect on our operations. Further, Pizza Corner Frozen Pizza will not sell pizzas exclusively to us, they will also sell pizzas to our competitors.


SEASONAL ASPECTS

We do not expect to experience seasonal variations in our operating results.

PATENTS AND TRADEMARKS

We are not dependent on patents or trademark protection with regard to the operation of our business and do not expect to be any time in the future.

GOVERNMENT REGULATION

Local, state and federal governments have adopted laws and rules involving various aspects of the food service industry including, but not limited to, health and environment. We are also subject to rules requiring us to comply with federal and state business opportunity laws in connection with our relationship with distributors. Pursuant to such laws, we intend, among other things, to file business opportunity disclosure statements with designated state governmental agencies requiring such and to supply distributors with business opportunity disclosure statements which will include information about us, our business, and the terms of the distributorship.

FACILITIES

Our executive offices are currently located at 759 Cedar Field Court, Town and Country, Missouri 63017. We occupy approximately 800 square feet of space provided to us by our president on a rent free basis. The facilities constitute a business office, in good condition and adequate for our business purposes as we outsource virtually every aspect of our business.

LEGAL PROCEEDINGS

No legal proceedings are pending to which we or any of our property is subject, nor to our knowledge are any such legal proceedings threatened.

                                   MANAGEMENT

DIRECTORS, OFFICERS, KEY EMPLOYEES AND CONSULTANTS.

The members of our board of directors and our executive officers, together with their respective ages and certain biographical information are set forth below. Our directors receive no compensation for their services as board members but are reimbursed for expenses incurred by them in connection with attending board meetings. All directors hold office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified. Our executive officers are elected by, and serve at the designation and appointment of, the board of directors. Officers intend to spend approximately twenty hours per week on business of the Company until such time as more time is required. There are no family relationships among any of our directors or executive officers.

Name                Age                        Position
----                ---                        --------
Hershey Moss         62    President, Treasurer, Chief Executive and Accounting
                           Officer and Chairman

Andrew S. Peck       56    Vice President, Secretary and Director

The following is a brief account of the business experience of each of our directors and executive officers during the past five years or more.

Hershey Moss, is our founder, president, treasurer, chairman and chief executive and accounting officer. From 1987 to the present Mr. Moss has been the owner and managing partner of Equity Capital Group, a venture capital enterprise. From 1996 to May of 2002 Mr. Moss was Chairman of the Advisory Committee of, and financial consultant to, the Allied Companies. The Allied Companies are a management and holding company that acquire mid-market manufacturing companies and then seek to supplement operating management efforts of those companies acquired. The Allied Companies are comprised of two divisions, Allied Industrial Group, Inc. (which is specialty chemicals) and Allied Manufacturing Group, Inc. (non-chemical manufacturing). One of Mr. Moss's primary functions with Allied has been the acquisition of companies.

For the past five years, Mr. Moss has been self-employed as an investor. During that same time, Mr. Moss was a controlling stockholder of seven companies, discussed below, in which he eventually sold his controlling interest through a merger or acquisition.

In 2000, Mr. Moss founded Intertech Corporation, a Delaware corporation. Its main asset was Load Toter, a kit for pick-up trucks, discussed below. Mr. Moss was the sole officer, director and shareholder of Intertech. Intertech filed an SB-2 registration statement with the Securities and Exchange Commission in 2001. It is now a reporting company under the Securities Act of 1933. In January, 2002, Mr. Moss sold Intertech to Barrington Financial which changed its name to Kirshner International. Intertech had no operations up to that time. Mr. Moss is no longer an officer, director or shareholder.

In 1999, Mr. Moss and other investors, including Allied Manufacturing Group, Inc. bought Rapid Rack Industries, Inc., which does not file reports under the Securities Exchange Act, for $48,000,000. This company had developed a pallet racking system for home use, which was sold in large retail outlets such as Costco, Walmart, Sam's Club and similar stores. Mr. Moss sold over 75% of his interest in this company to Hampshire Group.


In 1998, Mr. Moss purchased 2,048,000 shares of Heritage Production, Inc., representing 85% of the company. Mr. Moss paid $.084 per share for an aggregate purchase price of $171,860. Heritage Productions had no operations from the time that Mr. Moss purchased it until the time he sold it, but Heritage Productions did file reports under the Securities Exchange Act. In 2000, Mr. Moss sold Heritage Productions for $400,000, resulting in a gross profit of approximately $168,140 to Mr. Moss.

In 1998, Mr. Moss, and other investors, including Allied Manufacturing Group, Inc. purchased Streater Products, Inc., a non-reporting company, for $42,000,000. This company produced metal shelving for retail outlets. In 1999, the ownership group sold a majority of their interest to ING Barings, LLC, for $10,000,000, while retaining 25% of the company. Subsequently, Streater Products has changed ownership in a transaction unaffiliated with Mr. Moss and is currently owned by the Marmon Group.


In 1997, Mr. Moss purchased 1,980,000 shares of Omni Advantage, Inc., representing 88% of the company. He paid $.036 per share for an aggregate purchase price of $72,400. Omni Advantage had no operations from time that Mr. Moss purchased it until the time he sold it, and it did not file reports under the Securities Exchange Act. In 1997, Mr. Moss sold Omni Advantage to Go Call, Inc., (a company reporting under the Securities Exchange Act) for $125,000, resulting in a gross profit of $37,600 to Mr. Moss.

In 1997, Mr. Moss purchased 2,000,000 shares of Omni Assets, Inc., representing 87% of the company. He paid $.035 per share for an aggregate purchase price of $69,640. Omni Assets had no operations from the time that Mr. Moss purchased it until the time he sold it, and it did not file reports under the Securities Exchange Act. In 1999, Mr. Moss sold Omni Assets to Inamco International Corp., (a non-reporting company which produces test kits for the medical industry) for $125,000, resulting in a gross profit of $39,110 to Mr. Moss.


In 1996, Mr. Moss and other investors, including Allied Manufacturing Group, Inc. purchased control of Healthtech Products, Inc. for $12,000,000. Healthtech was a private company involved in the business of manufacturing hospital and nursing home beds. Mr. Moss purchased this company as part of a small ownership group, which held an 80% interest in Healthtech. In 1997, the ownership group of which Mr. Moss is a part, sold Healthtech to Invacare Corporation, a New York Stock Exchange listed company, for $15,000,000. Healthtech did not file reports with the Securities and Exchange Commission under the Securities Exchange Act.

In 1985, Mr. Moss founded Wholesale Merchandisers, Inc. and Load Toter Manufacturing Company, Inc., Load Toter was the operating company. Load Toter manufactures and sells kits for pick-up trucks to stabilize their loads. Mr. Moss sold those companies in 1987. In 1998, he bought those companies back. In 2001, Intertech Corporation acquired Wholesale Merchandisers, Inc. and Load Toter Manufacturing Company, Inc.

Andrew S. Peck, our vice president, secretary and one of our directors, has over 30 years experience in financial management and planning, specializing in financial reporting and controls, budgeting, and strategic planning. In 1989, Mr. Peck founded Financial Support Services, Inc. (FSSI) to assist emerging and existing companies in their business planning and budgeting to enable them to access traditional and non-traditional sources of funding such as private placements, bridge financing, convertible notes and debentures. FSSI is a private company furnishing financial services to small companies. As its president, Mr. Peck has expanded FSSI's services to include marketing strategies, financial forecasting, real estate profitability analysis, capital planning, control and consolidation, and management team consulting. Mr. Peck is also vice president of finance, secretary and a director of Norstar Group, Inc., a company reporting under the Securities Exchange Act. Norstar Group, Inc. is developing an Internet portal service business. Mr. Peck holds a Bachelor of Science Degree in Accounting from the New York Institute of Technology and a Masters Degree in Finance from Adelphi University.

LIMITATION ON DIRECTORS' LIABILITIES

Our Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Section 145 of the Delaware General Corporation Law, as amended, (the DGCL) permits us to indemnify our officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. The DGCL also permits us to provide indemnification with respect to any criminal act or proceeding, where our officers, directors or employees had no reasonable cause to believe their conduct was unlawful.

We will not indemnify our directors and officers (a) for any breach of loyalty to us or our stockholders; (b) if a director or officer does not act in good faith; (c) for acts involving intentional misconduct; (d) for acts or omissions falling under Section 174 of the DGCL; or (e) for any transaction for which the director or officer derives an improper benefit. We will indemnify our directors and officers for expenses related to indemnifiable events, and will pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the Board. The rights of our directors and officers will not exclude any rights to indemnification otherwise available under law or under our Certificate of Incorporation.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the period from our inception (September 7, 2001) through December 31, 2001 to our chief executive officer. No executive officer or director received any compensation during this period.

Summary Compensation Table

                                         Annual Compensation                        Long Term Compensation
                                 -----------------------------------   -----------------------------------------------
                                                        Other Annual              Restricted      LTIP     All Other
Name and                                                Compensation    Options      Stock      Payouts  Compensation
Principal Position               Salary ($)  Bonus ($)       ($)       /SAR's(#)    Awards ($)    ($)         ($)
------------------               ----------  ---------  ------------   ---------  ------------  -------  -------------
Hershey Moss                         0           0            0            0           0           0           0
  President, Chief Executive
  Officer, Chairman of the
  Board of Directors

Andrew S. Peck                       0           0            0            0           0           0           0
  Vice President, Secretary,
  Director

STOCK OPTION PLANS; STOCK OPTION/STOCK APPRECIATION RIGHT GRANTS; AGGREGATE STOCK OPTION/STOCK APPRECIATION RIGHT EXERCISES AND FISCAL YEAR END STOCK OPTION/STOCK APPRECIATION RIGHT VALUES; REPORT ON REPRICING OF STOCK OPTIONS/STOCK APPRECIATION RIGHTS.

We have not instituted any stock option plans or issued any stock options since inception.

LONG TERM INCENTIVE PLAN AWARDS

We have not made any long-term incentive plan awards since our inception.

PENSION PLANS

We do not presently provide pension plans for any of our officers or directors.

EMPLOYMENT AGREEMENTS

We have not entered into employment agreements with any of our employees including the named executives.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 14, 2001 we issued 4,000,000 shares of our common stock to our founder, Hershey Moss, at a price of $.0025 per share.

During the period September 7,2001 through December 31, 2001, Hershey Moss made loans to us in the aggregate amount of $45,000. We paid Mr. Moss back on February 5, 2002 from the proceeds of our Rule 506 private offering that was completed in December 2001. This was an interest-free loan and was repaid in one lump sum payment. In March 2002, Hershey Moss made an additional interest-free loan to us in the amount of $36,236.

Our board of directors has authorized us to commence paying salaries to Hershey Moss and Andrew Peck as of June 1, 2002. The initial annual salaries payable to Mr. Moss and Mr. Peck will be $67,000 and $33,000, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information with respect to the beneficial ownership of our common stock known by us as of April 18, 2002, by

     * each person or entity known by us to be the beneficial owner of more than 5% of our common stock,

     *    each of our directors,

     *    each of our executive officers, and

     *    all of our named directors and executive officers as a group.

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on June 18, 2002 and all shares of our common stock issuable to the holder in the event of exercise of outstanding options owned by that person which are exercisable within 60 days of December 31, 2001. Presently, there are no options outstanding. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.


                                                Number of
Name and Address of                              Shares               Percentage
 Beneficial Owner                           Beneficially Owned         Ownership
 ----------------                           ------------------         ---------
Hershey Moss                                    4,000,000                65.7%
759 Cedar Field Court
Town and Country, MO 63017

Andrew S. Peck                                       0                      0%
11195 Northwest 5th Manor
Coral Springs, FL 33071

All directors and executive                     4,000,000                65.7%
officers as a group (2 persons)

                              SELLING STOCKHOLDERS


The following table provides certain information with respect to the beneficial ownership of our common stock known by us as of June 18, 2002, by each selling shareholder. None of the selling stockholders has any position, office or other material relationship with the Company. None is a broker dealer. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on June 18, 2002 and all shares of our common stock issuable to the holder in the event of exercise of outstanding options owned by that person at June 18, 2002 which are exercisable within 60 days of June 18, 2002. Presently, there are no options outstanding. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Amounts shown assume the maximum number of shares being offered are all sold. The shares being offered by the selling stockholders are being registered to permit public secondary trading, and the stockholders may offer all or part of their registered shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of their shares. The table below assumes that all shares offered by the selling stockholders will be sold. See Plan of Distribution.

                                                   Shares of
                                                 Common Stock
                                               Beneficially Owned           Percentage Ownership
                               Number of     -----------------------     -------------------------
Name and Address of             Shares        Before         After       Before            After
 Beneficial Owner               Offered      Offering       Offering     Offering         Offering
-------------------            ---------     --------       --------     --------         --------
Alex Roy Aal                     75,000        75,000              0       1.23%               0
6038 Shelter Bay Ave.
Mill Valley, CA 94941

Stan and Toby Arenberg           50,000        50,000              0        .82%               0
Trust U/D/O 9/19/90
2213 Midvale Avenue
Los Angeles, CA 90064

Brett A. Douglas                 25,000        25,000              0        .41%               0
7360 Tulane Avenue
St. Louis, MO 63130

Forman Family Partnership        45,000        45,000              0        .74%               0
7729 Delmar Blvd.
St. Louis, MO 63130

Alexis S. Forman                 22,500        22,500              0        .37%               0
7829 Delmar
St. Louis, MO 63130

Sol Gerber                      150,000       150,000              0       2.46%               0
18855 La Amistad Pl.
Tarzana, CA 91356

Seymour Kahn                    100,000       100,000              0       1.64%               0
213 Fowling St.
Playa Del ray, CA 90293

Nicole Kalhorn                   50,000        50,000              0        .82%               0
5850 Old Ranch Rd.
Colorado Springs, CO 80908

Simon Kalhorn                   100,000       100,000              0       1.64%               0
5850 Old Ranch Rd.
Colorado Springs, CO 80908

Stephen B. Kerckhoff             25,000        25,000              0        .41%               0
9931 Warshire Dr.
St. Louis, MO 63132

Christie G. Kerckhoff            25,000        25,000              0        .41%               0
10380 Sanndis Dr. #10
St. Louis, MO 63146

Arthur F. Kerckhoff III          50,000        50,000              0        .82%               0
1863 Craig Park Court
St. Louis, MO 63146

                                                   Shares of
                                                 Common Stock
                                               Beneficially Owned           Percentage Ownership
                               Number of     -----------------------     -------------------------
Name and Address of             Shares        Before         After       Before            After
 Beneficial Owner               Offered      Offering       Offering     Offering         Offering
-------------------            ---------     --------       --------     --------         --------
KGL Investments, Ltd             50,000        50,000              0        .82%               0
c/o Kaplan Gottbetter &
Levenson, LLP
630 Third Avenue
New York, NY 10017

Constance Ladd                   75,000        75,000              0       1.23%               0
1963 Kings Row Manor
St. Louis, MO 63146

Mark A. Ladd                     50,000        50,000              0        .82%               0
1516 East Swan Circle
St. Louis, MO 63144

Todd Lipson                      50,000        50,000              0        .82%               0
1039 Nooning Tree Dr.
Chesterfield, MO 63017

Les M. Moss                      75,000        75,000              0       1.23%               0
12395 Woodline Drive
Creve Coeur, MO 63141

Susan Moss (1)                   50,000        50,000              0        .82%               0
759 Cedar Field Ct.
Town & Country, MO 63017

Morris M. Moss                   50,000        50,000              0        .82%               0
13550 S. Outer 40 Rd. #405
Chesterfield, MO 63017

Hershey Moss (1)                231,500     4,000,000      3,768,500       65.7%            61.9%
759 Cedar Field Court
Town & County, MO 63017

Michael Moss                    100,000       100,000              0       1.64%               0
935 Rosalind Road
San Marino, CA 91108

Flavian Mueller                 100,000       100,000              0       1.64%               0
360 Waycliffe
Wayzata, MN 55391

John F. and Barbara A. Olsen     50,000        50,000              0        .82%               0
2651 South St. Marks Avenue
Bellmore, NY 11710

Edmund J. Paciello               25,000        25,000              0        .41%               0
65 Cedarcliff Road
Staten Island, NY 10301

Jack Pate                        75,000        75,000              0       1.23%               0
1908 Donnington Ct.
Las Vegas, NV 89123

                                                   Shares of
                                                 Common Stock
                                               Beneficially Owned           Percentage Ownership
                               Number of     -----------------------     -------------------------
Name and Address of             Shares        Before         After       Before            After
 Beneficial Owner               Offered      Offering       Offering     Offering         Offering
-------------------            ---------     --------       --------     --------         --------
Rickie Rubin                     50,000        50,000              0        .82%               0
703 Graeser Rd.
St. Louis, MO 63141

Michael Ruge                     20,000        20,000              0        .33%               0
c/o TradeTrue
852 Fort Street, 3rd Floor
Victoria, BC V841H8
Canada

Thomas Jeremy Ryan               35,000        35,000              0        .57%               0
7719 Gissler
St. Louis, MO 63117

Bradley J. Sandler               50,000        50,000              0        .82%               0
4221 S. Clay Ave.
Kirkwood, MO 63122

Lillian J. Sandler              150,000       150,000              0       2.46%               0
#7 Clayton Hills Lane
Town & Country, MO 63131

Scott L. Sandler                 60,000        60,000              0        .99%               0
210 Equestrian Downs Dr.
St. Peters, MO  63376

Larry Shriber                   100,000       100,000              0       1.64%               0
1716  8th St.
Manhattan Beach, CA 90266

Joshua A. Shriber               100,000       100,000              0       1.64%               0
440 Ave. E
Redondo Beach, CA 90277

Pat Ellis Stubbs                 25,000        25,000              0        .41%               0
1118 W. Magnolia Blvd. #501
Burbank, CA 91506

Dr. Robert J. Wilkins            30,000        30,000              0        .49%               0
18 Beatrice Lane
Glen Cove, NY 11542

----------
(1) Susan Moss is the wife of Hershey Moss. Hershey Moss has disclaimed all beneficial ownership in the shares owned by his wife.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock currently consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our Board of Directors. As at April 18, 2002 there are 6,087,500 shares of our common stock issued and outstanding. No other securities, including without limitation any preferred stock, convertible securities, options, warrants, promissory notes or debentures are outstanding.

All material rights of s common and preferred shareholders are discussed below.

COMMON STOCK

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

     * all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

     * all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and

     *    all liquidation preferences on any then outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED STOCK

Our board of directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares will have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

PENNY STOCK RULES

At the present time, there is no public market for our stock. However, it is expected that in connection with this offering, our common stock will be traded in the over-the-counter market and that trading activity will be reported on the OTC Electronic Bulletin Board, although no assurance can be given that this will prove to be the case.

The United States Securities and Exchange Commission Securities Enforcement and Penny Stock Reform Act of 1990 requires special disclosure relating to the trading of any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq Small Cap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to special Penny Stock Rules. Following the completion of this offering the commencement of trading of our common stock, and the foreseeable future thereafter, the market price of our common stock is expected to be substantially less than $5 per share. Accordingly, should anyone wish to sell any of our shares through a broker-dealer, such sale will be subject to the Penny Stock Rules. These Rules will affect the ability of broker-dealers to sell our shares (and will therefore also affect the ability of purchasers in this offering to re-sell their shares in the secondary market, if such a market should ever develop.)

The Penny Stock Rules impose special sales practice requirements on broker-dealers who sell shares defined as a penny stock to persons other than their established customers or Accredited Investors. Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell our shares in the secondary market. Accordingly, for so long as the Penny Stock Rules are applicable to our common stock, it may be difficult to trade such stock because compliance with the Penny Stock Rules can delay or preclude certain trading transactions. This could have an adverse effect on the liquidity and price of our common stock.

DELAWARE ANTI-TAKEOVER LAW

We are not presently subject to Section 203 of the DGCL and will not become subject to Section 203 in the future unless, among other things, our common stock is (i) listed on a national securities exchange; (ii) authorized for quotation on the NASDAQ Stock Market; or (iii) held of record by more than 2,000 stockholders. If Section 203 should become applicable to us in the future, it could prohibit or delay a merger, takeover or other change in control of our Company and therefore could discourage attempts to acquire us. Section 203 restricts certain transactions between a corporation organized under Delaware law and any person holding 15% or more of the corporation's outstanding voting stock, together with the affiliates or associates of such person (an Interested Stockholder). Section 203 prevents, for a period of three years following the date that a person became an Interested Stockholder, the following types of transactions between the corporation and the Interested Stockholder (unless certain conditions, described below, are met): (a) mergers or consolidations,
(b) sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation, (c) issuances or transfers by the corporation of any stock of the corporation which would have the effect of increasing the Interested Stockholder's proportionate share of the stock of any class or series of the corporation, (d) any other transaction which has the effect of increasing the proportionate' share of the stock of any class or series of the corporation which is owned by the Interested Stockholder and (e) receipt of the Interested Stockholder of the benefit (except proportionately as a stockholder) of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the board of directors of the corporation prior to the time such stockholder becomes an Interested Stockholder. Additionally, an Interested Stockholder may avoid the statutory restriction if, upon the consummation of the transaction whereby such stockholder becomes an Interested Stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation without regard to those shares owned by the corporation's officers and directors or certain employees stock plans. Business combinations are also permitted within the three-year period if approved by the board of directors and authorized at an annual or special meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock not owned by the Interested Stockholder. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the corporation has proposed, and a majority of certain continuing directors of the corporation have approved, a transaction with a party who is not an Interested Stockholder (or who becomes such with approval of the board of directors) if the proposed transaction involves (a) certain mergers or consolidations involving the corporation, (b) a sale or other transfer of over 50% of the aggregate assets of the corporation, or (c) a tender or exchange offer for 50% or more of the outstanding voting stock of the corporation.

TRANSFER AGENT

Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, will act as the Transfer Agent for our common stock.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.10 per share until our shares are quoted on the Over the Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     d.   privately negotiated transactions; and

     e.   a combination of any such methods of sale.

In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

Selling shareholders may sell their shares in all 50 states in the U.S. NPCO will be profiled in the Standard & Poor's publications or "manuals".

Each selling stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus. There can be no assurance that the selling stockholders will sell any or all of the shares of common stock offered by them hereunder.

                         SHARES ELIGIBLE FOR FUTURE SALE


As of June 18, 2002 we have 6,087,500 shares of common stock issued and outstanding. Of these shares, the 2,319,000 shares that can be sold in this offering by the selling stockholders will be freely tradeable without restriction or further registration under the Securities Act, except for any of such shares offered for sale by an affiliate of ours as defined in SEC Rule 144 which will be subject to the resale limitations under Rule 144.


In general, under Rule 144, a person or persons whose shares are required to be aggregated, who has beneficially owned shares of common stock for a period of one year, including a person who may be deemed an affiliate, is entitled to sell, within any three-month period, a number of shares not exceeding 1% of the total number of outstanding shares of such class. A person who is not an affiliate of ours and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Under Rule 144, an affiliate of an issuer is a person that directly or indirectly through the use of one or more intermediaries controls, is controlled by, or is under common control with, such issuer.

If a public market develops for our common stock, we are unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of our common stock. None of our presently outstanding shares of Common Stock will be immediately eligible for sale under Rule 144 prior to September 14, 2002.

                     COMMISSION POSITION ON INDEMNIFICATION

     Section 145(a) of the General Corporation Law of Delaware ("GCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Under Section 145(b) of the GCL, a corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     In addition, under Section 145(f) of the GCL, the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Article X of our By-laws, as amended, on indemnification provides as follows:

     "Any person who at any time serves or has served as a director or officer of the Corporation, or in such capacity at the request of the Corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

     To the extent permitted by law, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified hereunder by the Corporation.

     If a person claiming a right to indemnification under this Section obtains a nonappealable judgment against the Corporation requiring it to pay substantially all of the amount claimed, the claimant shall be entitled to recover from the Corporation the reasonable expense (including reasonable legal fees) of prosecuting the action against the Corporation to collect the claim.

     Notwithstanding the foregoing provisions, the Corporation shall indemnify or agree to indemnify any person against liability or litigation expense he may incur if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his action was unlawful.

     The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the stockholders of the Corporation.

     Any person who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw.

     Unless otherwise provided herein, the indemnification extended to a person that has qualified for indemnification under the provisions of this Article X shall not be terminated when the person has ceased to be a director, officer, employee or agent for all causes of action against the indemnified party based on acts and events occurring prior to the termination of the relationship with the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person."

                                  LEGAL MATTERS

Kaplan Gottbetter & Levenson, LLP have rendered an opinion as our counsel, that the shares offered hereby by our officers, when issued and sold, will be legally issued, fully paid and nonassessable. Kaplan Gottbetter & Levenson, LLP owns 50,000 shares of our common stock through KGL Investments, Ltd.

                                     EXPERTS

The financial statements included in this prospectus, and elsewhere in the registration statement as of December 31, 2001 and for the period from inception (September 7, 2001) through December 31, 2001 have been audited by Rogoff & Company, P.C., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                             ADDITIONAL INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus.

The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        CONSOLIDATED FINANCIAL STATEMENTS
             AS OF DECEMBER 31, 2001 AND MARCH 31, 2002 (UNAUDITED)
            AND FOR THE PERIOD FROM SEPTEMBER 7, 2001 (INCEPTION) TO
                DECEMBER 31, 2001 AND FOR THE THREE-MONTH PERIOD
                        ENDED MARCH 31, 2002 (UNAUDITED)


                                TABLE OF CONTENTS

Independent Auditors' Report                                                 F-1

CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheets                                                F-2

  Consolidated Statements of Operations                                      F-3

  Consolidated Statements of Stockholders' Equity                            F-4

  Consolidated Statements of Cash Flows                                F-5 - F-6

  Notes to Consolidated Financial Statements                          F-7 - F-15

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of NATIONAL PIZZA CORPORATION AND SUBSIDIARY

We have audited the accompanying consolidated balance sheet of National Pizza Corporation (a Delaware corporation and a development stage enterprise) and Subsidiary as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from September 7, 2001 (inception) to December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Pizza Corporation and Subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the period from September 7, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


                                        /s/ Rogoff and Company, P.C.


NEW YORK, NEW YORK
JANUARY 14, 2002

EXCEPT FOR NOTES 1, 2 AND 12, WHICH
 ARE AS OF JUNE 3, 2002

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                           CONSOLIDATED BALANCE SHEETS

                                                            MARCH 31,     DECEMBER 31,
ASSETS                                                        2002            2001
                                                           ---------      ------------
                                                          (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                                $ 151,871        $ 203,087
                                                           ---------        ---------
     TOTAL CURRENT ASSETS                                    151,871          203,087

OTHER ASSETS:
  Deferred offering costs                                     25,760           25,760
                                                           ---------        ---------
     TOTAL OTHER ASSETS                                       25,760           25,760
                                                           ---------        ---------

         TOTAL ASSETS                                        177,631          228,847
                                                           =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                        5,711              848
  Stockholder loan                                            36,236           45,000
                                                           ---------        ---------
     TOTAL CURRENT LIABILITIES                                41,947           45,848

OTHER LIABILITIES:
  Commitments and contingencies                                   --               --
                                                           ---------        ---------
     TOTAL OTHER LIABILITIES                                      --               --
                                                           ---------        ---------

         TOTAL LIABILITIES                                    41,947           45,848
                                                           ---------        ---------

Stockholders' equity:
  Common stock, $0.001 par value, 50,000,000 shares
    authorized, 6,087,500 shares issued and outstanding        6,088            6,088
  Preferred stock, $0.001 par value, 5,000,000 shares
    authorized, 0 shares issued and outstanding                   --
  Additional paid-in capital                                 183,881          183,881
  Deficit accumulated during the development stage           (54,285)          (6,970)
                                                           ---------        ---------
     TOTAL STOCKHOLDERS' EQUITY                              135,684          182,999
                                                           ---------        ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 177,631        $ 228,847
                                                           =========        =========

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    FOR THE          FOR THE
                                                                   PERIOD FROM      PERIOD FROM
                                                                  SEPTEMBER 7,     SEPTEMBER 7,
                                                THREE-MONTH           2001             2001
                                                PERIOD ENDED     (INCEPTION) TO   (INCEPTION) TO
                                                  MARCH 31,       DECEMBER 31,       MARCH 31,
                                                    2002              2001             2002
                                                 -----------      -----------      -----------
                                                 (UNAUDITED)                       (UNAUDITED)
OPERATING INCOME:
  Operating income                               $        --      $        --      $        --
                                                 -----------      -----------      -----------
     TOTAL OPERATING INCOME                               --               --               --

OPERATING EXPENSES:
  General and administrative expenses                 47,868            7,211           55,079
                                                 -----------      -----------      -----------
     TOTAL OPERATING EXPENSES                         47,868            7,211           55,079
                                                 -----------      -----------      -----------

         (LOSS) FROM OPERATIONS                      (47,868)          (7,211)         (55,079)

OTHER INCOME:
  Interest income                                        553              241              794
                                                 -----------      -----------      -----------
     TOTAL OTHER INCOME                                  553              241              794
                                                 -----------      -----------      -----------

         (LOSS) BEFORE INCOME TAX EXPENSE            (47,315)          (6,970)         (54,285)

INCOME TAX EXPENSE:
  Provision for income taxes                              --               --               --
                                                 -----------      -----------      -----------

         NET (LOSS)                              $   (47,315)     $    (6,970)     $   (54,285)
                                                 ===========      ===========      ===========

         WEIGHTED AVERAGE SHARES OUTSTANDING       6,087,500        4,274,312

         EARNINGS (LOSS) PER SHARE               $     (0.01)     $     (0.00)

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
     FOR THE PERIOD FROM SEPTEMBER 7, 2001 (INCEPTION) TO DECEMBER 31, 2001
         AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2002 (UNAUDITED)

                                                                                             DEFICIT
                                                                                           ACCUMULATED
                                                                             ADDITIONAL    DURING THE
                                    NUMBER        COMMON       PREFERRED      PAID-IN      DEVELOPMENT
                                  OF SHARES       STOCK          STOCK        CAPITAL         STAGE          TOTAL
                                  ---------     ---------     ----------     ---------      ---------      ---------
BALANCE, INCEPTION
 (SEPTEMBER 7, 2001)                     --     $      --     $       --     $      --      $      --      $      --

Net proceeds from the
 issuance of common
 stock - Founder                  4,000,000         4,000             --         6,000             --         10,000

Issuance of common
 stock for services                  50,000            50             --         4,950             --          5,000

Net proceeds from the
 issuance of common
 stock - Private Placement        2,037,500         2,038             --       172,931             --        174,969

Net income (loss) for
 the period from September 7,
 2001 (inception) to
 December 31, 2001                       --            --     $       --            --         (6,970)        (6,970)
                                  ---------     ---------     ----------     ---------      ---------      ---------
BALANCE, DECEMBER 31, 2001        6,087,500     $   6,088     $       --     $ 183,881      $  (6,970)     $ 182,999
                                  =========     =========     ==========     =========      =========      =========

Net income (loss) for
 the three-month period
 ended March 31, 2002
 (Unaudited)                             --            --     $       --            --        (47,315)       (47,315)
                                  ---------     ---------     ----------     ---------      ---------      ---------
BALANCE, MARCH 31,
 2002 (UNAUDITED)                 6,087,500     $   6,088     $       --     $ 183,881      $ (54,285)     $ 135,684
                                  =========     =========     ==========     =========      =========      =========

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       FOR THE         FOR THE
                                                                     PERIOD FROM     PERIOD FROM
                                                                    SEPTEMBER 7,    SEPTEMBER 7,
                                                      THREE-MONTH       2001            2001
                                                     PERIOD ENDED  (INCEPTION) TO  (INCEPTION) TO
                                                       MARCH 31,    DECEMBER 31,      MARCH 31,
                                                          2002          2001            2002
                                                       ---------      ---------       ---------
                                                      (UNAUDITED)                    (UNAUDITED)
CASH FLOWS FROM:

OPERATING ACTIVITIES:
  NET (LOSS)                                           $ (47,315)     $  (6,970)     $ (54,285)

Consulting services for stock                                 --          5,000          5,000

Adjustments to reconcile net (loss) to
  Net cash (used in) operating activities:

  Accounts payable and accrued expenses                    4,863            848          5,711
                                                       ---------      ---------      ---------

         NET CASH (USED IN) OPERATING ACTIVITIES         (42,452)        (1,122)       (43,574)
                                                       ---------      ---------      ---------

FINANCING ACTIVITIES:
  Deferred offering costs                                     --        (25,760)       (25,760)
  Shareholder advances                                    36,236         45,000         81,236
  Repayment of shareholder advances                      (45,000)            --        (45,000)
  Issuance of common stock - founder                          --         10,000         10,000
  Issuance of common stock - private placement                --        174,969        174,969
                                                       ---------      ---------      ---------

         NET CASH PROVIDED BY FINANCING ACTIVITIES        (8,764)       204,209        195,445
                                                       ---------      ---------      ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS              $ (51,216)     $ 203,087      $ 151,871

                                   (CONTINUED)

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                       FOR THE         FOR THE
                                                                     PERIOD FROM     PERIOD FROM
                                                                    SEPTEMBER 7,    SEPTEMBER 7,
                                                      THREE-MONTH       2001            2001
                                                     PERIOD ENDED  (INCEPTION) TO  (INCEPTION) TO
                                                       MARCH 31,    DECEMBER 31,      MARCH 31,
                                                          2002          2001            2002
                                                       ---------      ---------      ---------
                                                      (UNAUDITED)                   (UNAUDITED)
NET INCREASE IN CASH AND CASH EQUIVALENTS              $ (51,216)     $ 203,087      $ 151,871

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD         203,087             --             --
                                                       ---------      ---------      ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD             $ 151,871      $ 203,087      $ 151,871
                                                       =========      =========      =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

 CASH PAID DURING THE YEAR FOR:
   Interest                                            $      --      $      --      $      --
   Income taxes                                        $      --      $      --      $      --

NON-CASH TRANSACTION:
   Consulting services by issuance of common stock     $      --      $   5,000      $   5,000

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 2001 AND MARCH 31, 2002 (UNAUDITED)


NOTE 1: ORGANIZATION AND BUSINESS

NATIONAL PIZZA CORPORATION (the "Parent") was incorporated on September 7, 2001, pursuant the General Corporation Law of the State of Delaware. The Company was formed to sell pizza ovens and prepared fast food products, including pizza, through a distribution network which management plans to establish throughout the United States. The pizza ovens and food products will be manufactured by third parties. The Company intends to sell these products to distributors, who will sell to retail outlets for resale to their customers. The Company does not intend to operate any retail outlets or serve customers directly. NPC SERVICE CORPORATION, a wholly-owned subsidiary (the "Subsidiary"), was incorporated on October 11, 2001, pursuant the General Corporation Law of the State of Delaware. On April 11, 2002, NPC Service Corporation amended its Certificate of Incorporation to change its name to HMAP FOOD SERVICES CORPORATION.

The Company is a development stage enterprise as defined by FINANCIAL ACCOUNTING STANDARDS BOARD (FASB) STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES". The Company has not yet commenced operations. The Company's only activities to date have been its formation and raising capital. Because the Company is in the development stage, the accompanying consolidated financial statements should not be regarded as typical for normal operating periods.

NOTE 2: BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Parent, National Pizza Corporation, and its wholly-owned Subsidiary, HMAP Food Services Corporation (collectively referred to herein as the "Company", from their respective dates of incorporation). All significant inter-company transactions and account balances have been eliminated in consolidation.

NOTE 3: PRIVATE PLACEMENT OFFERING

During the year ended December 31, 2001, the Board of Directors of the Company passed a resolution authorizing the management of the Company to initiate steps to make a private placement of the Company's securities in order to raise capital. On October 22, 2001, the Company initiated an offering of securities under an exemption pursuant to RULE 506 of REGULATION D, "RULES GOVERNING THE LIMITED OFFER AND SALE OF SECURITIES WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED)" (the "Offering"). The Offering included the sale of up to 2,500,000 Shares of the Company's $0.001 par value voting Common Stock (the "Common Stock") at the offering price of $0.10 per Share, on a 1,500,000 Share minimum, 2,500,000 Share maximum, basis.

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                DECEMBER 31, 2001 AND MARCH 31, 2002 (UNAUDITED)


NOTE 3: PRIVATE PLACEMENT OFFERING (CONTINUED)

The Offering was concluded on December 18, 2001, with the subscription of 2,037,500 Shares of the Company's Common Stock that raised $203,750. Deferred offering costs of $28,781, for legal fees, registration fees, printing fees and other related expenses, were charged to the Offering which raised an aggregate of $174,969 for the Company.

NOTE 4: PROPOSED PUBLIC OFFERING

During the year ended December 31, 2001, the Board of Directors of the Company passed a resolution authorizing the management of the Company to initiate steps to register the Shares sold in the private placement offering, pursuant to the SECURITIES ACT OF 1933 (AS AMENDED). The Company plans to file FORM SB-2 with the UNITED STATES SECURITIES AND EXCHANGE COMMISSION and, once approved, to INITIATE QUOTATION on either THE OTC BULLETIN BOARD(R) (the "OTCBB") or any other comparable quotation media.

NOTE 5: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

DEFERRED OFFERING COSTS

Costs and fees incurred in conjunction with the proposed initial public offering
(IPO) of the Company's securities pursuant to the SECURITIES ACT OF 1933 (AS AMENDED) have been deferred and will be charged against the gross proceeds of the offering, if successful, or expensed to operations if the offering is abandoned.

ORGANIZATION COSTS

Organization costs incurred in conjunction with the incorporation of the Company have been expensed to operations.

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                DECEMBER 31, 2001 AND MARCH 31, 2002 (UNAUDITED)


NOTE 5: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

YEAR END

The Company has adopted a year end of December 31 for financial statement and income tax reporting purposes.

REVENUE RECOGNITION

Revenue is recognized when revenue is realized and has been earned.

INCOME TAXES

The Company has adopted Company has adopted FINANCIAL ACCOUNTING STANDARDS BOARD
(FASB) STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) No. 109, "ACCOUNTING FOR INCOME TAXES", for financial statement reporting purposes. SFAS No. 109 requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely than not that such assets will not be realized.

EARNINGS (LOSS) PER SHARE

Earnings (loss) per share has been computed by dividing the net (loss) by the weighted average number of common stock and common stock equivalent shares outstanding.

ESTIMATES

The preparation of financial statements in conformity with GENERALLY ACCEPTED ACCOUNTING PRINCIPLES requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                DECEMBER 31, 2001 AND MARCH 31, 2002 (UNAUDITED)


NOTE 5: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTERIM REPORTING (UNAUDITED)

Information pertaining to the three-months ended March 31, 2002 has not been audited. In the opinion of management, the unaudited interim financial information reflects all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation. Results for interim periods are not necessarily indicative of results for a full year.

NOTE 6: DEFERRED OFFERING COSTS

Costs relating to the proposed initial public offering (IPO) of the Company's securities at March 31, 2002 (unaudited) and December 31, 2001 are summarized as follows:

                                                MARCH 31,         DECEMBER 31,
                                                  2002                2001
                                                -------             -------
                                              (UNAUDITED)

     Legal fees                                 $25,760             $25,760
                                                -------             -------

     TOTAL                                      $25,760             $25,760
                                                =======             =======

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                DECEMBER 31, 2001 AND MARCH 31, 2002 (UNAUDITED)


NOTE 7: ORGANIZATION COSTS

Organization costs incurred in conjunction with the incorporation of the Company have been expensed to operations (general and administrative expenses) in accordance with AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA) STATEMENT OF POSITION (SOP) 98-5. Organization costs for the three-month period ended March 31, 2002 (unaudited), the period of Inception (September 7, 2001) to December 31, 2001 and the period of Inception (September 7, 2001) to March 31, 2002 (unaudited) are summarized as follows:

                                                                             FOR THE        FOR THE
                                                                            PERIOD FROM    PERIOD FROM
                                                                           SEPTEMBER 7,    SEPTEMBER 7,
                                                            THREE-MONTH        2001            2001
                                                           PERIOD ENDED   (INCEPTION) TO  (INCEPTION) TO
                                                             MARCH 31,     DECEMBER 31,     MARCH 31,
                                                               2002            2001            2002
                                                             -------         -------         -------
                                                           (UNAUDITED)                     (UNAUDITED)
Incorporation fees                                           $    --         $   459         $   459
Legal fees                                                    41,100             848          41,948
Professional fees - preparation of the business plan           7,000              --           7,000
Professional fees - Corporate logo design                         --             600             600
                                                             -------         -------         -------

         TOTAL                                               $48,100         $ 1,907         $50,007
                                                             =======         =======         =======

The Company incurred $47,868 in general and administrative expenses during the quarter ended March 31, 2002 (unaudited), which included $41,100 in legal fees, $7,000 for the preparation of the Company's business plan net of a refund of bank charges of $232 which were expensed during the year ended December 31, 2001.

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                DECEMBER 31, 2001 AND MARCH 31, 2002 (UNAUDITED)


NOTE 8: ISSUANCE OF SHARES

On October 23, 2001 the Company issued 50,000 Shares of its $0.001 par value voting Common Stock to KGL Investments, Ltd., a New York Sub-Chapter S corporation whose shareholders are also the partners of the Company's legal counsel, Kaplan Gottbetter & Levenson, LLP, in exchange for non-legal consulting services. The transaction has been valued at the offering price of the Shares ($0.10 per Share) for financial statement reporting purposes at December 31, 2001 since this was more readily determinable than the value of the services. Accordingly, the Company charged $5,000 to operations (general and administrative expenses).

NOTE 9: RELATED PARTY TRANSACTIONS

OFFICER/STOCKHOLDER LOAN

The President of the Company has made short-term advances to the Company. The advances, which are non-interest bearing, amounted to $36,236 and $45,000 at March 31, 2002 (unaudited) and December 31, 2001, respectively.

REAL ESTATE LEASES

The Company occupies space at the office of its President, located at 759 Cedar Field Court, Town and Country, Missouri 63017 on a month-to-month basis, at no charge, pursuant to an informal verbal agreement accounted for as an operating lease.

NOTE 10: INCOME TAXES

The Company has net operating loss (NOL) carryforwards for federal income tax purposes of $63 at December 31, 2001, available to offset income taxes in future periods until the years ended December 31, 2016. A valuation allowance has been provided against the deferred tax asset. Accordingly, the Company has not recorded an income tax expense at December 31, 2001.

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                DECEMBER 31, 2001 AND MARCH 31, 2002 (UNAUDITED)


NOTE 10: INCOME TAXES (CONTINUED)

Temporary differences and the NOL carryforward which give rise to deferred tax assets and liabilities at December 31, 2001 are as follows:

     Deferred tax assets:
              Net operating loss (NOL) carryforward                $    63
                                                                   -------

              Total deferred tax assets                            $    63

     Deferred tax liabilities:
              Organization costs                                   $ 6,906
                                                                   -------

              Total deferred tax liabilities                       $ 6,906
                                                                   -------

              Net deferred tax liabilities                         $ 6,843

              Valuation allowance                                  $(6,843)
                                                                   -------

              TOTAL                                                $    --
                                                                   =======

NOTE 11: RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the FINANCIAL ACCOUNTING STANDARDS BOARD issued Statement No. 141, "BUSINESS COMBINATIONS" and Statement No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS". These statements become effective to the Company on July 1, 2001 for Statement No. 141 and August 1, 2002 for Statement No. 142. The Company has not completed any business combinations as of December 31, 2001 and management cannot currently assess what effect the future adoption of these pronouncements will have on the Company's financial statements.

In June 15, 2001, the FINANCIAL ACCOUNTING STANDARDS BOARD also issued Statement No. 143 "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS" and in August 15, 2001, Statement No. 144 "ACCOUNTING FOR IMPAIRMENT AND DISPOSAL OF LONG LIVED ASSETS".

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                DECEMBER 31, 2001 AND MARCH 31, 2002 (UNAUDITED)


NOTE 11: RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

Statement No. 143 will change the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs in four significant ways. First, Statement 143 requires that the amount initially recognized for an asset retirement obligation be measured at fair market value and not under the current practice of using a cost-accumulation measurement approach. Second, Statement 143 requires that the retirement obligation liability is discounted and accretion expense is recognized using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized.

Prior practice did not require discounting of the retirement obligation liability and therefore no accretion was recorded in periods subsequent to the initial recognition period. Third, under prior practice, dismantlement and restoration costs were taken into account in determining amortization and depreciation rates and often the recognized asset retirement obligation was recorded as a contra-asset. Under Statement 143, recognized asset retirement obligations are recognized as a liability. Fourth, under prior practice, the asset retirement obligation was recognized over that useful life of the related asset and under Statement 143 the obligation is recognized over that useful life of the related asset and under Statement 143 the obligation is recognized when the liability is incurred. The effective date for Statement No. 143 is for fiscal years beginning after June 15, 2002.

Statement No. 144, changes the accounting for long lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability-weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and establishing a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Statement No. 144 changes the accounting for long-lived assets to be disposed of other than the sale by requiring that the depreciable life of a long lived asset to be abandoned, be revised to reflect a shortened useful life and by requiring that an impairment loss be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. Statement No. 144 changes the accounting for long lived assets to be disposed of by sale by requiring that discontinued operations no longer be measured on a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally, and for financial reporting purposes, from the rest of the entity. The effective date for Statement No. 144 is for fiscal years beginning after December 15, 2001.

                    NATIONAL PIZZA CORPORATION AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                DECEMBER 31, 2001 AND MARCH 31, 2002 (UNAUDITED)


NOTE 11: RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

The Company expects that the adoption of the new statements will not have a significant impact on its financial statements. It is not possible to quantify the impact until the newly issued statements have been studied.

NOTE 12: SUBSEQUENT EVENT

On April 11,  2002,  NPC  Service  Corporation  (the  "Subsidiary")  amended its
Certificate  of   Incorporation  to  change  its  name  to  HMAP  FOOD  SERVICES
CORPORATION.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

2,319,000 Shares

                           NATIONAL PIZZA CORPORATION


                                   PROSPECTUS


                                 _________, 2002

Until , 2002 (__ days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation limits the liability of our directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:
(i) breach of the directors' duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of our Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against our directors and officers in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THIS TYPE OF INDEMNIFICATION IS AGAINST PUBLIC POLICY AND IS, THEREFORE, UNENFORCEABLE.

CORPORATE TAKEOVER PROVISIONS

Section 203 of the Delaware General Corporation Law

We are not presently subject to the provisions of Section 203 of the Delaware General Corporation Law (Section 203). Under Section 203, certain business combinations between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an interested stockholder are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by
Section 203 (we did not make such an election) (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or, (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term business combination is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term interested stockholder is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. If it should become applicable to us in the future, Section 203 could prohibit or delay a merger, takeover or other change in control of our company and therefore could discourage attempts to acquire us.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered.

     SEC Registration Fee ......................................    $    22
     Printing and Engraving Expenses ...........................    $ 2,500
     Legal Fees ................................................    $60,000
     Accounting Fees ...........................................    $ 5,000
     Transfer Agent Fees .......................................    $ 2,000
     Miscellaneous Expenses ....................................    $ 2,000

        TOTAL ESTIMATED EXPENSES ...............................    $71,522

All such expenses will be borne by us.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     On September 14, 2000 we issued 4,000,000 shares of our common stock to our founder, Hershey Moss, for $10,000.

     On October 23, 2001, we issued 50,000 shares of our common stock to KGL

Investments, Ltd., the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, our counsel, for non-legal services including business and financial consulting.

During the period October 22, 2001 through December 19, 2001 we issued an aggregate of 2,037,500 shares to 33 accredited persons, as such term is defined in Regulation D of the Securities Act of 1933, at a price of $.10 per share or an aggregate of $203,750. The offering was made in compliance with Rule 506 of Regulation D of the General Rule and Regulations under the Securities Act of 1933, as amended (the Securities Act). As all investors were accredited, the information requirements of Rule 502 of Regulation D were not applicable.

All of the foregoing securities were sold under the exemption from registration provided by Section 4(2) of the Securities Act. Neither we nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

Item 27. Exhibits

EXHIBIT NO.                           ITEM
-----------                           ----
3.1 Certificate of Incorporation of National Pizza Corporation filed September 7, 2001*

3.2            By-Laws of National Pizza Corporation*

4.1            Specimen Common Stock Certificate*


5.1            Opinion and Consent of Counsel****


10.1           Form of Distribution Agreement***

21             Subsidiaries - HMAP Food Services Corporation**


23 Consent of Rogoff & Company, P.C., independent certified public accountants****


----------
* Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-81922, on February 1, 2002.
** Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-81922, on April 18, 2002.
*** Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-81922, on May 16, 2002.

**** Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-81922, on June 20, 2002.

ITEM 28. UNDERTAKINGS.

(a) Rule 415 Offering.

The undersigned issuer hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;


(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Indemnification

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such court.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Town & Country, Missouri on June 18, 2002.



                                        NATIONAL PIZZA CORPORATION


                                        By: /s/ Hershey Moss
                                            ------------------------------------
                                            Hershey Moss, President, Treasurer,
                                            Chief Executive, Financial and
                                            Accounting Officer and Chairman
                                            of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed by the following persons in their respective capacities with National Pizza Corporation and on the dates indicated.

SIGNATURE                              TITLE                           DATE
---------                              -----                           ----


/s/ Hershey Moss       President, Treasurer, Chief Executive,      June 18, 2002
--------------------   Financial and Accounting Officer and
Hershey Moss           Chairman of the Board of Directors


/s/ Andrew S. Peck     Vice President, Secretary and Director      June 18, 2002
--------------------
Andrew S. Peck

                           NATIONAL PIZZA CORPORATION

                                  EXHIBIT INDEX

EXHIBIT NO.    ITEM
-----------    ----
3.1            Certificate of Incorporation of National Pizza Corporation
               filed September 7, 2001*

3.2            By-Laws of National Pizza Corporation*

4.1            Specimen Common Stock Certificate*


5.1            Opinion and Consent of Counsel****


10.1           Form of Distribution Agreement***

21             Subsidiaries - HMAP Food Services Corporation**


23 Consent of Rogoff & Company, P.C., independent certified public accountants****


----------
* Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-81922, on February 1, 2002.
** Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-81922, on April 18, 2002.
*** Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-81922, on May 16, 2002.

**** Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-81922, on June 20, 2002.